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                                                                  EXHIBIT 10.5

                              GOODMARK FOODS, INC.
                               PHANTOM UNIT PLAN

                                   ARTICLE I

                                    PURPOSES

         The purposes of the Plan are to assist the Company in recruiting and retaining executive officers and other key managers of the Company by enabling such persons to participate in the future success of the Company and to encourage such persons to associate their interests with those of the Company and its shareholders. These purposes will be carried out through the grant of Phantom Units.

                                  ARTICLE II

                                  DEFINITIONS

         2.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

         2.02. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Phantom Unit granted to such Participant.

         2.03. Board means the Board of Directors of the Company.

         2 04. Code means the Internal Revenue Code of 1986, as amended and as in effect from time to time.

         2.05. Committee means the Human Resources Committee of the Board which shall be comprised solely of two or more "Non-Employee Directors" as defined in Securities and Exchange Commission Rule 16b-3(b)(3) promulgated under the Exchange Act. The Committee shall be appointed by the Board.

         2.06. Common Stock means the Common Stock of the Company.

         2.07. Company means GoodMark Foods, Inc.

         2.08. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

         2.09. Fair Market Value means, on any given date, the current fair market value of the shares of Common Stock determined as follows: if the Common Stock is not listed on an established stock exchange, the Fair Market Value shall be the reported "closing" price of shares of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of shares of Common Stock reported on that stock exchange or exchanges or, if no sale of

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Common Stock shall be made on any stock exchange on that day, then the next preceding day on which there was a sale.

         2.10. Initial Value means with respect to a Phantom Unit the Fair Market Value of one share of Common Stock on the date of grant.

         2.11. Participant means an executive officer or other key manager of the Company, including any such person who is a member of the Board and who satisfies the requirements of Article IV or an individual who provides services to the Company and who satisfies the requirements of Article IV and is selected by the Administrator to receive a Phantom Unit.

         2.12. Plan means the GoodMark Foods, Inc. Phantom Unit Plan.

         2.13. Phantom Unit means a corporate book entry that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such Phantom Unit, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such Phantom Unit, the excess of the Fair Market Value on the date of exercise over the Initial Value.

                                  ARTICLE III

                                ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Phantom Units upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of a Phantom Unit. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Phantom Unit may be exercised. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Phantom Unit. All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

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                                   ARTICLE IV

                                  ELIGIBILITY

         4.01. General. Any executive officer or other key manager of the Company is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company. Directors of the Company may be selected to participate in this Plan.

         4.02. Grants. The Administrator will designate individuals to whom Phantom Units are to be granted and will specify the number of shares of Common Stock subject to each grant. All Phantom Units granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt.

                                   ARTICLE V

                         ESTABLISHMENT OF PHANTOM UNITS

         The Company shall set up an appropriate record (hereinafter called the "Phantom Unit Ledger"), and thereafter from time to time enter therein the name of each Participant, the number of Phantom Units awarded to him by the Committee, and an amount equivalent to the Initial Value of an equal number of shares of Common Stock on the day such Phantom Units were awarded to him.

                                   ARTICLE VI

                           EXERCISE OF PHANTOM UNITS

         6.01. Vesting. The Phantom Units granted under this Plan shall be fully exercisable, in whole or in part, as of the date of grant.

         6.02. Maximum Phantom Unit Period. The maximum period in which a Phantom Unit may be exercised shall be determined by the Administrator on the date of grant; provided, however, that no Phantom Unit shall be exercisable after the expiration of ten years and thirty days from the date such Phantom Unit was granted.

         6.03. Nontransferabilitvy. Any Phantom Unit granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Phantom Unit is granted, the Phantom Unit may be exercised only by the Participant. No right or interest of a Participant in any Phantom Unit shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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         6.04. Termination of Relationship with the Company. The times and conditions upon which a Phantom Unit will terminate where a Participant to whom a Phantom Unit has been granted under the Plan terminates, or the Company terminates, his or her relationship with the Company shall be determined by the Committee when the Phantom Unit is granted; provided, however, that in no event shall a Phantom Unit be exercisable more than ten years and thirty days from the date it was granted.

                                  ARTICLE VII

                               METHOD OF EXERCISE

         7.01. Exercise. Subject to the provisions of Articles V, VI and IX, a Phantom Unit may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. A Phantom Unit granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Phantom Unit could be exercised. A partial exercise of a Phantom Unit shall not affect the right to exercise the Phantom Unit from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares related to the Phantom Unit.

         7.02. Payment of Cash Upon Exercise of Phantom Unit. The amount payable as a result of the exercise of a Phantom Unit shall be settled in cash within thirty days after exercise.

         7.03. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Phantom Unit.

                                  ARTICLE VIII

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The terms of outstanding awards of Phantom Units shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) there occurs any other event which, in the judgment of the Committee, necessitates such action. Any determination made under this Article VIII by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Phantom Units.

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         The Committee may grant awards of Phantom Units in substitution for performance shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company in connection with a transaction described in the first paragraph of this Article
VIII. Notwithstanding any provision of the Plan, the terms of such substituted Phantom Unit grants shall be as the Committee, in its discretion, determines is appropriate.

                                   ARTICLE IX

                            COMPLIANCE WITH LAW AND
                         APPROVAL OF REGULATORY BODIES

         No Phantom Unit shall be exercisable and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. No Phantom Unit shall be exercisable and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or in any way affect any right and power of the Company to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

         10.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         10.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         10.04. Employee Status. In the event that the terms of any grant of any Phantom Unit provide that such Phantom Unit may become transferable and nonforfeitable or exercisable thereunder only after completion of a specified period of employment or during employment, the Administrator may decide in each Case to what extent leaves of absence for

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governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

         10.05. Tax Withholding. Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. Unless otherwise provided by the applicable Agreement, any such withholding tax obligation may be satisfied in cash (including from any cash payable in settlement of an Phantom Unit) or a cash equivalent acceptable to the Administrator.

         10.06. Limitation on Awards. Notwithstanding any other provision of the Plan, if any award under this Plan, either alone or together with payments that a Participant has the right to receive from the Company would constitute a "parachute payment" (as defined in section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by section 4999 of the Code.

                                   ARTICLE XI

                                   AMENDMENT

         The Board may amend from time to time or terminate the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Phantom Unit outstanding at the time such amendment is made.

                                  ARTICLE XII

                                DURATION OF PLAN

         No Phantom Unit may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board. Phantom Units granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XIII

                             EFFECTIVE DATE OF PLAN

             Phantom Units may be granted under this Plan upon its adoption by the Board.

                                  ARTICLE XIV

                                 APPLICABLE LAW

         Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

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